Exhibit 1.01
NXP Semiconductors N.V.
Conflict Minerals Report
For the reporting period from January 1, 2023 to December 31, 2023

This Conflict Minerals Report (the “Report”) of NXP Semiconductors N.V. has been prepared under Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2023 to December 31, 2023. NXP Semiconductors N.V. refers to the operations of NXP Semiconductors N.V. and its subsidiaries and may be referred to as the “Company,” “NXP,” “we,” “us” or “our,” as the context requires. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Report. This Report has not been subject to an independent private sector audit.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, tungsten and gold, which we collectively refer to in this Report as “Covered Minerals”. For the purposes of this Report, we refer to the Democratic Republic of the Congo and any adjoining country that shares an internationally recognized border with the Democratic Republic of the Congo as the “DRC Region”.

Certain matters discussed in this Report include forward-looking statements. These forward-looking statements are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed in the forward-looking statements. We undertake no obligation to update any information contained in this Report.

NXP has determined that Covered Minerals are necessary to the functionality or production of products that it manufactures or contracts to manufacture.

Description of NXP’s Products Covered by this Report

This Report relates to products: (i) for which Covered Minerals are necessary to the functionality or production; (ii) that were manufactured or contracted to be manufactured by NXP; and (iii) for which the manufacture was completed during calendar year 2023 (collectively, the “Covered Products”).

Together with our partners, we pioneer solutions through breakthrough technologies that make the connected world better, safer, more secure and sustainable. With a broad and scalable portfolio from automotive to smart cities, we’re building towards a brighter tomorrow, together.

NXP’s Due Diligence Process

As required under the Rule, for the reporting period from January 1 to December 31, 2023, NXP has taken the measures described in this Report to exercise due diligence on the source and chain of custody of Covered Minerals necessary to the functionality or production of the Covered Products. NXP’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to our position as a “downstream” purchaser.

Step 1: Establish Strong Company Management Systems

NXP believes taking responsibility for its impact on the world is crucial to the company’s success, for its ability to deliver value to stakeholders, and for protecting the environment for future generations. We have established goals for corporate governance, people practices, product development, manufacturing, environment, and community responsibility. NXP standards on social responsibility have been deployed through extensive training programs and, in 2010, we adopted a conflict-free sourcing policy. The latest version of our Responsibly Sourced Minerals Policy can be found on our company website at https://www.nxp.com/docs/en/supporting-information/NXP-STATEMENT-CONFLICT-MINERALS.pdf.

NXP has also adopted a Supplier Code of Conduct which is available at https://www.nxp.com/pip/SUPPLIER-RESPONSIBILITY. Among other things, the Supplier Code of Conduct communicates NXP’s expectations to its suppliers with respect to responsible sourcing of minerals, including Covered Minerals. Suppliers are expected to have a policy to reasonably assure that the minerals in the products they manufacture do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses around the world. Key areas of concern include the Democratic Republic of Congo and adjoining countries, and other high-risk regions for the extraction or transit of raw materials.

Suppliers shall exercise due diligence on the source and chain of custody of these minerals and make their policies and due diligence measures available to NXP upon NXP’s request. In addition, suppliers shall submit CMRTs, as defined below, to NXP upon NXP’s request.

An NXP internal team from the procurement and legal organizations led its Covered Minerals supply chain due diligence efforts. NXP’s Executive Vice President, General Counsel, and Chief Sustainability Officer oversaw the activities of this internal team.

Step 2: Identify and Assess Risks in the Supply Chain

NXP’s supply chain is complex and, in most cases, there are many third parties in the supply chain between NXP’s ultimate manufacture of the Covered Products and the original sources of Covered Minerals. NXP requires its suppliers to identify the smelters and refiners of Covered Minerals in their supply chain. In most cases, our suppliers reported this information using the broadly adopted conflict minerals reporting template (“CMRT”) developed by Responsible Minerals Initiative (“RMI”), a multi-industry initiative consisting of over 500 companies and industry associations. Due to the complexity of our supply chain, we rely on our suppliers for the accuracy and completeness of this information. In most cases, our suppliers submitted a consolidated smelter and refiner report for all of their products and materials, not just products and materials provided to NXP.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our procurement organization has implemented escalation procedures for suppliers who (i) provide products that incorporate Covered Minerals from smelters or refiners that do not comply with a third-party audit program or (ii) have not provided details on the sourcing of Covered Minerals in their supply chain. Under these procedures, our procurement organization will develop a list of corrective actions including a timeline for compliance and a decision to continue or temporarily suspend trade with the supplier during the corrective action period. Suppliers who do not make satisfactory progress addressing the identified corrective actions are reported to NXP’s chief procurement officer.

NXP’s due diligence measures with respect to identified smelters and refiners were primarily based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide Covered Minerals to our supply chain.

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We believe that engagement and active cooperation with other industry members with whom we share suppliers can assist in the identification of risks in NXP’s supply chain by facilitating identification of smelters and refiners and assessment of their due diligence practices.

NXP became a member of the Responsible Business Alliance (“RBA”) (formerly the Electronic Industry Citizenship Coalition (“EICC”)) in 2014, which promotes responsible sourcing of minerals, among other important social responsibility initiatives. NXP held a position in the RBA’s Board of Directors in 2023.

NXP is also a member of the Responsible Minerals Initiative (“RMI”) where NXP representatives regularly collaborate with other industry members on complementary programs and initiatives. Over the years, NXP has been active members of the RMI’s working groups and Steering Committee.

In 2016, NXP joined the European Partnership for Responsible Minerals (“EPRM”) as a strategic partner and later in 2021, NXP chaired the EPRM. The EPRM is a multi-stakeholder partnership in which governments, NGOs, and private sector work together to create better social and economic conditions for mine workers and local mining communities, by increasing the number of mines that adopt responsible mining practices in Conflict and High-Risk Areas. The EPRM also serves as a knowledge platform where organizations can share knowledge on due diligence and support activities to improve the conditions in the mining areas.

Since 2013, NXP has chaired the World Semiconductor Council’s conflict minerals team.

In 2023, NXP became a member of the OECD Multi-stakeholder Steering Group that provides guidance and support to the operational aspects of the OECD's Responsible Minerals Implementation Programme.

Step 5: Report Annually on Supply Chain Due Diligence

This Report is publicly available at https://www.nxp.com/pip/CONFLICT-MINERALS.

Results of NXP Due Diligence Measures

For the reporting period from January 1 to December 31, 2023, based upon an internal assessment and information provided by our suppliers, NXP identified 83 suppliers who provided materials likely to incorporate Covered Minerals necessary to the functionality of our Semiconductor Products (the “Covered Minerals Suppliers”). Semiconductor Products include all semiconductor devices sold to our customers for incorporation into end-market applications. We received valid responses from all 83 Covered Minerals Suppliers that supply materials to our Semiconductor Products. Certain hardware products designed for customer evaluations or research and development, which we refer to as Innovation Tools, are excluded from the scope of our due diligence measures. Innovation Tools represent an immaterial amount of NXP product revenues and are not intended to be incorporated into our customers’ products.

This Report reflects 83 valid responses from NXP Covered Minerals Suppliers. These 83 suppliers represent 100% of the amount NXP paid to all Covered Minerals Suppliers in 2023.

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, NXP has reasonably determined that the facilities that may have been used to process NXP’s Covered Minerals in 2023 include the smelters and refiners (“SORs”) listed in Annex I.

Based on information received through the RMI Responsible Minerals Assurance Process (“RMAP”) or equivalent independent third-party audit programs, NXP has reason to believe the countries of origin for the Covered Minerals contained in the materials received by our Covered Minerals Suppliers include the countries listed in Annex II.

We identified 211 SORs for the Covered Minerals in our supply chain. These 211 SORs were compliant with a third-party audit program (“Conformant”). Among these 211 SORs, 24 were reported as sourcing Covered Minerals from the DRC Region; all 24 were compliant with the RMI RMAP assessment protocols.

Smelter or Refiner (SOR) Certification Status

	2023	2022	2021	2020	2019	2018
Validated	211	225	234	238	251	255
Active	0	0	3	0	0	0
Not Validated	0	0	0	0	0	0
Total	211	225	237	238	251	255

Risk Analysis: Smelter or Refiner Certification Status & Mineral Sourcing Location
SOR Mineral Sourcing Locations

	2023				2022				2021
	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total
Validated*	24	104	83	211	23	111	91	225	22	107	105	234
Active*	-	-	-	-	-	-	-	-	-	-	3	3
Not Validated	-	-	-	-	-	-	-	-	-	-	-	-
Total	24	104	83	211	23	111	91	225	22	107	108	237

	2020				2019				2018
	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total
Validated*	21	115	102	238	24	158	69	251	24	157	74	255
Active*	-	-	-	-	-	-	-	-	-	-	-	-
Not Validated	-	-	-	-	-	-	-	-	-	-	-	-
Total	21	115	102	238	24	158	69	251	24	157	74	255
* RMI SOR Status

NXP identified zero high-risk SORs (either not validated or not in the process of becoming compliant with a third-party audit program). We identified 83 medium-risk SORs (validated with unknown sourcing region) and 128 SORs were considered low-risk (validated with sourcing location confirmed).

Additional Measures

NXP intends to continue taking the following steps this year to improve its due diligence measures and to further mitigate the risk that NXP’s use of Covered Minerals might finance or benefit armed groups:

•Update the list of products and Covered Minerals Suppliers to be included in NXP’s due diligence process for the 2024 reporting year;
•Re-engage each Covered Minerals Supplier to obtain current and accurate information about the supplier’s supply chain of Covered Minerals;
•Execute NXP’s escalation procedure with each Covered Minerals Supplier that (i) is non-responsive to requests for information or (ii) does not have systems in place to ensure sourcing of materials that comply with a third-party audit program;
•Continue to assist suppliers in due diligence activities or education;
•Continue to participate in industry initiatives encouraging “conflict-free” supply chains and identifying “conflict-free” smelters and refiners, including initiatives to add cobalt and other minerals to the scope; and
•Continue to review due diligence measures to evaluate whether appropriate to (i) incorporate recent responsible sourcing developments and insights and (ii) include additional minerals and countries of origin.

Annex I – Reported Smelters and Refiners

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Annex II – Reported Country of Origin for Covered Minerals

Reported Countries of Origin
Angola	Ethiopia	Morocco	South Sudan
Argentina	France	Mozambique	Spain
Australia	Germany	Myanmar	Sudan
Austria	Ghana	Namibia	Sweden
Belgium	Guinea	Netherlands	Switzerland
Bolivia	Guyana	Niger	Taiwan
Brazil	Hong Kong	Nigeria	Tanzania
Burundi	Hungary	Palau	Thailand
Cambodia	India	Panama	Turkey
Canada	Indonesia	Peru	Uganda
Chile	Japan	Philippines	United Arab Emirates
China	Kazakhstan	Poland	United States
Colombia	South Korea	Portugal	Vietnam
Congo	Laos	Russia	Zambia
Democratic Republic of Congo	Luxembourg	Rwanda	Zimbabwe
Ecuador	Madagascar	Saudi Arabia
Eritrea	Malaysia	Sierra Leone
Estonia	Mongolia	Slovenia